PROXY STATEMENT

MANOR INVESTMENT FUNDS, INC.

MALVERN, PA 19355

610-722-0900

Enclosed herewith is Notice of an Annual Meeting of Shareholders of Manor Investment Funds, Inc. (the “Fund”) and proxy form solicited by the Board of Directors of the Fund.  This proxy material was first mailed on November 1, 2010.

The proxy may be revoked at any time before it is exercised either by written notice to the Fund or by submitting another proxy.  In addition, any shareholder may vote in person at the meeting as he/she chooses, overriding any previously filed proxies.  You are requested to place your instructions on the enclosed proxy and then sign, date and return it.  The cost of soliciting proxies will be borne by your Fund.

There is one class of capital stock of the Fund, with equal voting rights.  On September 30, 2010, the date of record, there were 827,667.896 shares outstanding, held by shareholders entitled to notice of and to vote at the meeting.  In all matters each share has one vote.

The Fund will furnish, without charge, a copy of the Annual Report as of 12/31/2009 and/or Semiannual Report as of 6/30/2010.  Request a copy by phone at 800-787-3334 or by mail at Manor Investment Funds, Inc., 15 Chester Commons, Malvern, PA 19355.

ELECTION OF DIRECTORS

There are nine (9) nominees listed below who have consented to serve as directors, if elected, until the next Annual Meeting of Shareholders or until their successors are elected and qualified.  The names, ages, principal occupations of the directors along with their shareholdings of Manor Investment Funds, Inc. are as follows:

Independent Directors

James Klucar, age 68, has been a Director since 12/3/2008.  Mr. Klucar is a retired Nuclear Engineer.  He owns 78,254 shares of the Fund as of 9/30/2010, 9.45% of total shares outstanding.  He is not a Director for any other public companies.

Bruce Laverty, age 51, has been a Director since 9/25/1995.  Mr. Laverty is a Partner of the law firm Valocchi, Fischer & Laverty, LLC.  He owns 134 shares of the Fund as of 9/30/2010, 0.02% of total shares outstanding.  He is not a Director for any other public companies.

John McGinn, age 64, has been a Director since 11/5/2004.  He also serves on the Audit Committee of the Fund.  Mr. McGinn is a real estate consultant located in West Chester, Pennsylvania.  He owns 4,577 shares of the Fund as of 9/30/2010, 0.55% of total shares outstanding.  He is not a Director for any other public companies.

Fred Myers, age 61, has been a Director since 9/25/1995.  Mr. Myers is founding Partner of the accounting firm of Myers & Associates, CPA’s.  He owns 14,336 shares of the Fund as of 9/30/2010, 1.73% of total shares outstanding.  He is not a Director for any other public companies.

Edward Szkudlapski, age 53, has been a Director since 5/15/1998.  Mr. Szkudlapski is President of Eclipse Business Systems which provides business consulting services.  He owns 18,155 shares of the Fund as of 9/30/2010, 2.19% of total shares outstanding.  He is not a Director for any other public companies.

Alan Weintraub, age 54, has been a Director since 9/25/1995.  Mr. Weintraub is a Chief Technical Officer with Perficient, Inc.  He owns 12,373 shares of the Fund as of 9/30/2010, 1.49% of total shares outstanding.  He is not a Director for any other public companies.

Howard Weisz, age 68, has been a Director since 12/3/2008.  Mr. Weisz is an Independent Management Consultant.  He does not currently own shares of the Fund.  He is not a Director for any other public companies.

Interested Directors

Daniel A. Morris, age 56, has been a Director since 9/25/1995.  Mr. Morris is also Manager and Chief Executive Officer of Morris Capital Advisors, LLC, the advisor to the Fund.  Mr. Morris is also a member of Morris Holdings, LLC, which is the sole member of Morris Capital Advisors, LLC.  He owns 21,408 shares of the Fund as of 9/30/2010, 2.59% of total shares outstanding.  As President of the Fund, he is considered an Interested Director.    He is not a Director for any other public companies.

John R. Giles, age 53, is a member of Morris Holdings LLC.  He also serves as Secretary for the Funds.  He does not currently own shares of the Fund.  He is not a Director of any other public companies.

Other Officers

Joseph T. Doyle, Jr., age 51 is a member of Morris Holdings, LLC.  He does not currently own shares of the Fund.  He is not a Director of any other public companies.

Mr. Morris, Mr. Giles, and Mr. Doyle are defined as “interested persons” in the Investment Company Act of 1940, due to their position with the Fund’s Investment Adviser.

Shareholders have one vote for each share they own for each of nine directors of their choice.  All proxies returned to the Fund, except those specifically marked to withhold authority, will be cast for the nominees listed above.  A majority of the votes cast, when a quorum is present, will be required to elect each director.

Board Meetings And Committees

For 2009, the officers and directors as a group attended 68% of all board meetings.  Mr. Daniel A. Morris serves as President and Mr. John R. Giles serves as Secretary of the Fund.  The Board of Directors elects officers for a term of one year.  The Board of Directors serves without remuneration.  The officers and directors of the Fund, as a group, own 149,238 shares, 18.03% of shares outstanding, beneficially, directly or indirectly.  There is no other class of stock.  The Fund has a standing Audit Committee, chaired by Mr. John McGinn.  The Audit Committee has authority over all aspects of the audit relationship with Sanville & Co.  The Audit Committee reviews Fund expenses prior to each Board of Directors meeting.  The Fund does not have a standing nominating committee.  Board members are nominated by the President of the Fund.

Principal Holders Of Securities

As of September 30, 2010 Daniel A. Morris owned or beneficially owned 2.6% of the value of Fund shares, outstanding.  As of September 30, 2010, four other shareholders owned or beneficially owned more than 5% of the value of the Fund shares outstanding.  David & Christine Kahn, James & Irene Klucar, Pershing, LLC, and Susan Zoog Kusma, owned or beneficially owned 10.1%, 9.5%, 7.8%, and 6.1%, respectively, of the value of the Fund shares outstanding.  Other than the foregoing, the Fund was not aware of any person who, as of September 30, 2010, owned or beneficially owned more than 5% of the value of the Fund shares outstanding.

Brokerage

The Fund requires all brokers to effect transactions in portfolio securities in such a manner as to get prompt execution of the orders at the most favorable price.  Where consistent with best price and execution, and in light of its limited resources, the Fund will deal with primary market makers in placing over-the-counter portfolio orders.

The Fund places all orders for purchase and sale of its portfolio securities through its President who is answerable to the Board of Directors.  The President may select brokers who, in addition to meeting the primary requirements of execution and price, have furnished statistical or other factual information and services, which, in the opinion of management, are helpful or necessary to the Fund’s normal operations.  Those services may include economic or industry studies, security analysis and reports, sales literature and statistical services furnished either directly to the Fund or to the Fund’s adviser.  No effort is made in any given circumstance to determine the value of these services or the amount they might have reduced the Fund adviser’s expenses.

Other than as set forth above, the Fund has no fixed policy, formula, method or criteria which it uses in allocating brokerage business to brokers furnishing these materials and services.  For the fiscal year ending 12/31/2009 the Fund paid total brokerage commissions of $814 to Charles Schwab & Co.  No other brokerage commissions were paid.

RATIFICATION OR REJECTION OF SELECTION OF AUDITORS

Your Board of Directors has selected, subject to shareholder approval, Sanville & Co. to audit and certify Financial Statements of the Fund for the year 2009.  In connection with the audit function, Sanville & Co. will review the Fund’s Annual report to Shareholders and the Fund’s filings with the Securities and Exchange Commission.  During the previous two fiscal years there were no adverse opinions or disagreements on audit or financial statement matters.  The Fund paid audit fees during the previous two years of $19,029 and $13,548 to Sanville & Co.; there were no other fees paid to Sanville & Co.

The Board of Directors adopted procedures to pre-approve the types of professional services for which the Fund may retain such auditors.  As part of the approval process, the Board considers whether the performance of each professional service is likely to affect the independence of Sanville & Co.  Sanville & Co. and its employees do not have any direct or material indirect financial interest in the Fund.  Sanville & Co. has not provided any non-auditing services to the Fund.  A representative of Sanville & Co. will not be present at the meeting unless requested by a shareholder (either in writing or by telephone) in advance of the meeting.  Such requests should be directed to the secretary of the Fund.

Shareholder Proposals

The Fund expects to hold its next annual meeting in December 2011.  Shareholder proposals may be presented at that meeting provided they are received by the Fund no later than January 4, 2011 in accordance with Rule 14a-8 under the Securities & Exchange Act of 1934, which sets forth certain requirements.

Administrator And Underwriter

The Fund acts as underwriter.  Morris Capital Advisors, LLC provides administration services.

INVESTMENT ADVISORY AGREEMENT

Mr. Morris, Mr. Giles, and Mr. Doyle are the members of Morris Capital Advisors, LLC (“MCA”), the Fund’s current investment advisor, pursuant to the investment advisory agreement, dated June 16, 2009 (the “Agreement”).  MCA is located at 15 Chester Commons, Malvern, Pennsylvania.  Pursuant to the Agreement, MCA directs the purchase or sale of investment securities in accordance with the stated objectives of the Fund.  The Agreement continues on a year-to-year basis (provided it is approved by a majority of the Board of Directors) and may be terminated at any time, without the payment of any penalty, by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund on not more than 60 days' written notice to MCA.  The Agreement provides that MCA will not be liable to the Fund for any errors of judgment with respect to its investment decisions, provided it acts in good faith and has not acted with willful or reckless misconduct nor violated any applicable law.  In the event of its assignment, the Agreement will terminate automatically.

In exchange for providing advisory services, the Fund pays MCA a fee equal to one-twelfth of one percent per month, (the equivalent of 1% per annum) of the daily average net assets of the Manor Fund and the Growth Fund during the month, and a fee equal to one-twelfth of one half of one percent per month, (the equivalent of 0.5% per annum) of the daily average net assets of the Bond Fund during the month.  MCA agreed to forgo all or a portion of its fees in order to hold the total expenses of the Fund to no more that 1.5% of averaged assets for the Manor Fund and the Growth Fund and 1.0% of averaged assets for the Bond Fund.  For the fiscal year ending 12/31/2009, Morris Capital Advisors, LLC earned advisory fees net of waivers and reimbursements from the Manor, Growth and Bond Funds of $19,905, $20,344 and $996 respectively.

Mr. Morris is the President of MCA and of the Fund.  His address 304 Albermarle Grove, West Chester, PA and his principal occupation is the provision of investment advisory services.

The Advisor is a Pennsylvania limited liability company, formed on September 1, 2006.  Mr. Morris (and entities he controls), Mr. Giles and Mr. Doyle are all members of adviser, located at 15 Chester Commons, Malvern, PA 19355.

The Board of Directors is unaware of any condition of the Advisor that is likely to impair its financial ability to fulfill its commitment to the Fund.

Voting Information

Provided that there is 33 1/3% of the outstanding shares of a Fund present in person or represented by proxy and entitled to vote at the Meeting (i.e., a quorum is present), the approval of a Proposal on behalf of that Fund requires the affirmative vote of the lesser of: (i) a majority of the outstanding shares of the Fund, or (ii) 67% or more of the shares represented at the Meeting at which the holders of more than 50% of the outstanding shares of that Fund are represented in person or by proxy.  Each shareholder will be entitled to one vote for each full share, and a fractional vote for each fractional share, of a Fund held on the Record Date. If sufficient votes to approve a Proposal on behalf of a Fund are not received by the date of the Meeting, the Meeting may be adjourned to permit further solicitations of proxies. The holders of a majority of shares of a Fund entitled to vote at the Meeting and present in person or by proxy (whether or not sufficient to constitute a quorum) may adjourn the Meeting as to that Fund. The Meeting as to one or more Funds may also be adjourned by the chairperson of the Meeting. Any adjournment may be with respect to one or more of the Proposals for a Fund, but not necessarily all Proposals for all Funds.  Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Meeting, but will be treated as votes against a Proposal for purposes of determining whether the matters to be voted upon at the Meeting have been approved. Broker non-votes are proxies from brokers or nominees indicating that such persons have not received voting instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power.

You may attend the Meeting and vote in person. You may also vote by completing and signing the attached proxy card and mailing it in the enclosed postage paid envelope. A proxy card is, in essence, a ballot. If you simply sign and date the proxy card but give no voting instructions, your shares will be voted in favor of the Proposals and in accordance with the views of management upon any unexpected matters that come before the Meeting or adjournment of the Meeting. If your shares are held of record by a broker-dealer and you wish to vote in person at the Meeting, you should obtain a Legal Proxy from your broker of record and present it at the Meeting.

Shareholders may revoke their proxy at any time before it is voted by sending a written notice expressly revoking the proxy, by signing and forwarding a later-dated proxy, or by attending the Meeting and voting in person. If your shares are held in the name of your broker, you will have to make arrangements with your broker to revoke a previously executed proxy.

The Board of Directors does not intend to bring any matters before the Meeting other than those described in this Proxy Statement. The Board is not aware of any other matters to be brought before the Meeting by others. If any other matter legally comes before the Meeting, proxies for which discretion has been granted will be voted in accordance with the views of management.

Only shareholders of record of the Funds at the close of business on September 30, 2010 (the “Record Date”) will be entitled to vote at the Meeting. As of the Record Date, the number of shares outstanding for each Fund are shown below:

        Shares Outstanding

           As of 9/30/2010

Manor Fund

244,980.809

Growth Fund

379,837.676

Bond Fund

202,849.411

DISTRIBUTION PLAN

The Funds do not currently have a distribution plan in effect.

LITIGATION

As of the date of this Proxy, there was no pending or threatened litigation involving the Fund in any capacity whatsoever.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the meeting other than those mentioned above.  Should other business come before the meeting, the proxies will be voted in accordance with the view of the Board of Directors.

Notice of Annual Shareholders Meeting to be Held

December 22, 2010

November 1, 2010

Notice is hereby given that the Annual Meeting of Shareholders of Manor Investment Funds, Inc. will be held on December 22, 2010, at 5:00 PM.  The Board of Directors has fixed the close of business September 30, 2010 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.

The meeting will be held at the offices of the Fund, located at 15 Chester Commons, Malvern, PA  19355 for the following purposes:

1.

To elect nine directors to serve until the next Annual Meeting or until their successors are elected and qualified.

2.

To approve the investment advisors contract for the current year between the Funds and Morris Capital Advisors, LLC.

3.

To ratify the appointment of Sanville & Company, Certified Public Accountants as the Fund’s independent accountants for the fiscal year ending December 31, 2010.

4.

To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

Board of Directors,

Manor Investment Funds, Inc.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED YELLOW PROXY FORM.

Prompt return of the proxy form is appreciated.

PROXY FOR MANOR INVESTMENT FUNDS, INC.

ANNUAL MEETING OF SHAREHOLDERS – DECEMBER 22, 2010

The annual meeting of Manor Investment Funds, Inc. will be held on December 22, 2010 at the offices of the Fund at 15 Chester Commons, Malvern, PA  19355, at 5PM.

If you are unable to attend, please cast your vote for Proposals 1-3 in the box below, sign and date the proxy, and return it to us promptly in the enclosed envelope.  Both parties should sign for accounts registered in joint name.

The undersigned hereby appoints Daniel A. Morris as proxy to represent and to vote all shares of the undersigned at the meeting, and all adjournments thereof, with all powers the undersigned would possess if personally present.  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR FOR ALL ITEMS.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS INDICATED AS TO A PROPOSAL, THE PROXIES SHALL VOTE FOR SUCH PROPOSAL.  THE PROXIES MAY VOTE AT THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

1.

Election of Directors

For All Nominees	Withhold All Nominees

Place an x in the box to vote for nominees on an individual basis:

James Klucar	Bruce Laverty	John McGinn
Fred Myers	Ed Szkudlapski	Alan Weintraub
Howard Weisz	Daniel Morris	John Giles

2.

To approve the investment advisory contract between the Funds and Morris Capital Advisors, LLC.

For	Against	Abstain

3.

To ratify the selection of Sanville & Co. by the Board of Directors as independent public accountant to audit and certify financial statements of the Fund for the fiscal year ending December 31, 2010.

For	Against	Abstain

Shareholder Signature Date	Shareholder Signature Date

Account #: Shares Held: